Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of AssetMark Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of AssetMark Funds for the period ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of AssetMark Funds for the stated period.

/s/ Ronald Cordes Ronald D. Cordes President (Principal Executive Officer)	/s/ Carrie Hansen Carrie E. Hansen Treasurer (Principal Financial Officer)
Dated: November 29, 2007	Dated: November 29, 2007

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by AssetMark Funds for purposes of Section 18 of the Securities Exchange Act of 1934.